UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 6, 2009
Date of Report (Date of earliest event reported)

Acura Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

State of New York	1-10113	11-0853640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

616 N. North Court, Suite 120 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 6, 2009 we issued the attached press release, announcing that we submitted a briefing package to the U.S. Food and Drug Administration ("FDA") addressing the issues raised in the FDA's June 30, 2009 Complete Response Letter ("CRL") related to the New Drug Application ("NDA") for Acurox® (oxycodone HCl/niacin) Tablets and also announcing that we and King Pharmaceuticals Research and Development, Inc ("King"), are scheduled to meet with the FDA in late third quarter 2009 to discuss the CRL and the briefing package.

We are a party to an exclusive License Agreement with King Pharmaceuticals Research and Development, Inc., a subsidiary of King Pharmaceuticals, Inc., for the development and commercialization of certain opioid analgesic products utilizing our Aversion® Technology in the United States, Canada and Mexico. The License Agreement provides King with an exclusive license for Acurox® Tablets® and three additional opioid analgesic products utilizing Aversion® Technology.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 6, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acura Pharmaceuticals, Inc.
Date: August 6, 2009	By:	/s/ PETER A. CLEMENS Peter A. Clemens Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 6, 2009